June 6, 1994



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:

     Transmitted for filing via EDGAR with this letter is a Form S-8 Registration Statement registering the sale of up to 5,000,000 additional shares of Capital Stock of Chiquita Brands International, Inc. (the "Company") which may become issuable pursuant to the Company's 1986 Stock Option and Incentive Plan. This Registration Statement also relates to the Company's Form S-8 Registration Statements Nos. 33-14254, 33-38284 and 33-41069.

     The registration fee of $22,306.00 for this filing has been transmitted to the Commission's lockbox at Mellon Bank.

     Please contact the undersigned at (513) 784-8349 if you have any questions.

                    Sincerely,

                    /s/ Donna K. Leonard


As filed with the Securities and Exchange Commission on June 6,
1994.                         Registration No. _____________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


               CHIQUITA BRANDS INTERNATIONAL, INC.
Incorporated          250 EAST FIFTH STREET  I.R.S. Employer
Under the Laws       CINCINNATI, OHIO  45202 Identification No.
of New Jersey            (513) 784-8000      04-1923360


              1986 STOCK OPTION AND INCENTIVE PLAN


                     CHARLES R. MORGAN, Esq.
          Vice President, General Counsel and Secretary
               Chiquita Brands International, Inc.
                      250 East Fifth Street
                     Cincinnati, Ohio  45202
                         (513) 784-8332
                 (Agent for Service of Process)
[CAPTION]
                 CALCULATION OF REGISTRATION FEE

                              Proposed  Proposed
                              Maximum   Maximum
  Title of          Amount    Offering  Aggregate    Amount of
  Securities        To Be     Price     Offering     Registration
  To Be             Regis-    Per Share Price(2)     Fee(3)
  Registered        tered(1)  (2)


  Capital Stock,    5,000,000
  $.33 par value    shares    $12.9375  $64,687,500   $22,306


(1) This Registration Statement also covers such indeterminable number of additional shares of the Capital Stock of Chiquita Brands International, Inc. as may become issuable with respect to all or any of such shares pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for purposes of calculating the registration fee.

(3)  The registration fee has been calculated pursuant to Rule
     457(c) based on the average of the high and low prices of the Capital Stock reported on the New York Stock Exchange on June 1, 1994 of $12.9375 per share.

     This Registration Statement also relates to Form S-8
     Registration Statement Nos. 33-14254, 33-38284 and 33-
     41069 of the Registrant.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This Registration Statement, being filed in accordance with General Instruction E to Form S-8, incorporates by reference the contents of Form S-8 Registration Statement Nos. 33-38284 and 33-41069. This Registration Statement also relates to Form S-8 Registration Statement No. 33-14254, the contents of which are incorporated by reference to the extent not modified or superseded by Registration Statement Nos. 33-38284 and 33-41069.

Item 8.  Exhibits


   5                Opinion of Charles R. Morgan, Esq.

   23               Consent of Independent Auditors

   24               Power of Attorney (included on
                         signature page)

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of the 6th day of June, 1994.

                              CHIQUITA BRANDS INTERNATIONAL, INC.

                              By:  /s/ Carl H. Lindner
                                 Carl H. Lindner,
                                 Chairman of the Board and
                                 Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, as of the 6th day of June, 1994. The persons whose names appear within an asterisk (*) below hereby designate Fred J. Runk or William A. Tsacalis as Attorney-In-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

Signature                          Capacity


*  /s/ Carl H. Lindner             Chairman of the Board;
Carl H. Lindner                    Chief Executive Officer


*  /s/ Keith E. Lindner            Director; President and Chief
Keith E. Lindner                   Operating Officer


*  /s/ S. Craig Lindner            Director
S. Craig Lindner


Hugh F. Culverhouse                Director


/s/ Fred J. Runk                   Director and Vice President
Fred J. Runk


                                   Director
Jean H. Sisco


                                   Director
William C. Verity


                                   Director
Oliver W. Waddell


*  /s/ Ronald F. Walker            Director
Ronald F. Walker


*  /s/ Steven G. Warshaw           Executive Vice President, Chief
Steven G. Warshaw                  Administrative Officer and Chief
                                   Financial Officer


/s/ William A. Tsacalis            Vice President and Controller
William A. Tsacalis                (Principal Accounting Officer)

Exhibit 5
Charles R. Morgan
Vice President, General Counsel and Secretary
Chiquita Brands International, Inc.
250 East Fifth Street
Cincinnati, Ohio  45202
(513) 784-8332


                                   June 6, 1994


Chiquita Brands International, Inc.
250 East Fifth Street
Cincinnati, Ohio  45202

          Re:  1986 Stock Option and Incentive Plan

Dear Sirs:

          I have acted as counsel to Chiquita Brands International, Inc., a New Jersey corporation ("Chiquita"), in connection with the registration of an additional 5,000,000 shares of Chiquita's Capital Stock, $.33 par value (the "Additional Shares"), which may be issued pursuant to Chiquita's 1986 Stock Option and Incentive Plan (the "Plan").

          I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary for purposes of this opinion and, based upon such review, I am of the opinion that the Additional Shares have been duly and validly authorized and, when issued, transferred or sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 to be filed by Chiquita to effect registration under the Securities Act of 1933 of the Additional Shares.

                                   Very truly yours,


                                   /s/ Charles R. Morgan

 Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the 1986 Stock Option and Incentive Plan of Chiquita Brands International, Inc. of our report dated February 28, 1994 with respect to the consolidated financial statements and schedules of Chiquita Brands International, Inc. included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG



Cincinnati, Ohio
June 6, 1994